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                                     [LETTERHEAD]




The Board of Directors
Realty Income Corporation:



We consent to incorporation by reference and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the Registration Statement No. 33-95374 on Form S-3 of Realty Income Corporation and the related Prospectus dated April 18, 1997, and to incorporation by reference in Registration Statement No. 33-95708 on Form S-8 of Realty Income Corporation, of our report relating to the consolidated balance sheets of Realty Income Corporation as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the related
Schedule III. Such report is dated January 24, 1997, except as to paragraph two of Note 11, which is as of February 24, 1997, and appears in the December 31, 1996 annual report on Form 10-K of Realty Income Corporation.

                                                 /s/ KMPG Peat Marwick LLP


San Diego, California
May 1, 1997